Exhibit 32

Certification of Periodic Financial Report

Kevin J. McPhaill and Christopher G. Treece hereby certify as follows:

1.    They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2.    The Form 10-K of Sierra Bancorp for the year ended December 31, 2025 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

1
February 27, 2026	/s/ Kevin J. McPhaill
Date	Kevin J. McPhaill
President &
Chief Executive Officer

February 27, 2026	/s/ Christopher G. Treece
Date	Christopher G. Treece
Executive Vice President &
Chief Financial Officer